UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2022

Bowlero Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40142	98-1632024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7313 Bell Creek Road Mechanicsville, Virginia	23111
(Address of principal executive offices)	(Zip Code)

(804) 417-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	BOWL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Former Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors (the “Audit Committee”) of Bowlero Corp. (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2023. Three firms were invited to participate in this process including KPMG LLP (“KPMG”), which has served as the Company’s independent registered public accounting firm since December 21, 2021 and as the independent registered public accounting firm of Bowlero Corp. prior to its business combination with Isos Acquisition Corporation since 2002.

As a result of this process, following the review and evaluation of the proposals from the participating firms, on October 21, 2022, the Audit Committee approved the dismissal of KPMG as the Company’s independent registered public accounting firm and KPMG was notified of the dismissal on October 24, 2022, effective upon the completion of KPMG’s review of the Company’s consolidated financial statements as of and for the quarter ended October 2, 2022.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended July 3, 2022 and June 27, 2021 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended July 3, 2022 and June 27, 2021, and in the subsequent interim period through October 27, 2022, (i) there were no disagreements with KPMG (within the meaning of Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) of the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”)) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in its reports; and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K), other than the material weaknesses in internal control over financial reporting related to certain financial reporting processes as of July 3, 2022, as reported in Item 9A in our Annual Report on Form 10-K for the year ended July 3, 2022 and material weaknesses as of June 27, 2021 related to insufficient technical resources and ineffective information and communication that resulted in ineffective process level controls over leases, income taxes, stock-based compensation and business combinations.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided KPMG with a copy of the foregoing disclosures and requested that KPMG provide a letter addressed to the SEC stating whether it agrees with such disclosures. A copy of KPMG’s letter dated October 27, 2022 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

As a result of the competitive process noted above, the Audit Committee has selected to appoint Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm, contingent upon the execution of an engagement letter. Deloitte’s appointment will be for the Company’s fiscal year ending July 2, 2023 and related interim periods ending January 1, 2023 and April 2, 2023.

During the Company’s two most recent fiscal years ended July 3, 2022 and June 27, 2021, and for the subsequent interim period through October 27, 2022, neither the Company nor anyone on its behalf consulted Deloitte regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter of KPMG LLP, dated October 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bowlero Corp.

Date:	October 27, 2022	By:	/s/ Brett I. Parker
Name: Brett I. Parker
Title: President and Chief Financial Officer